PRICING SUPPLEMENT NO. 97-17 Dated December 3, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997          File No. 333-30543


                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


Salomon Brothers Incorporated purchased $40,000,000 principal amount of these Medium-Term Notes, Series I, maturing on December 8, 1999, at a principal price of $40,000,000 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  December 8, 1999      Interest Reset Dates:
                                        Each Business Day to, but
CUSIP Number:  08172MHF6                excluding the Maturity Date.

Interest Rate Basis:                  Settlement Date (Issue Date):
  Federal Funds Rate                    December 8, 1997

Index Maturity:  N/A                  Calculation Agent
                                        The Chase Manhattan Bank
Specify Other Base Rate:  N/A
                                      Optional Repayment Dates(s):
Spread: plus 0.25%                      N/A

Spread Multiplier:  N/A               Additional Terms:
                                        For the purposes of the Notes
Maximum Interest Rate:  N/A             contemplated hereunder, interest
                                        payments will include interest
Minimum Interest Rate:  N/A             accrued to, but excluding the
                                        Interest Payment Date.
Interest Payment Dates:
  Quarterly on the 8th of each March,
  June, September, and December,
  commencing on March 8, 1998,
  through and including
  the Maturity Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date